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[LETTERHEAD OF KMPG PEAT MARWICK LLP APPEARS HERE]

                                                                    EXHIBIT 23.1

                       CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
FMC Corporation:

We consent to the use of our report dated January 17, 1997, incorporated herein by reference, with respect to the consolidated financial statements of FMC Corporation and consolidated subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 which report is incorporated by reference in the December 31, 1996 annual report on Form 10-K of FMC Corporation.

                                                 KPMG Peat Marwick LLP

Chicago, Illinois
September 25, 1997